EXHIBIT 99.1

RESIGNATION

            The undersigned, C. Denis Schoenhofer, hereby resigns his position as a Director of Forster Drilling Corporation.  Such resignation is effective immediately as of the date hereof.
            Effective as of the 11th day of July, 2008.

/s/ C. Denis Schoenhofer
C. Denis Schoenhofer